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                                                                    EXHIBIT 99.3

                                 REVOCABLE PROXY

                               REPROGENESIS, INC.
                         Special Meeting of Stockholders
                                _______ __, 2000

     The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement-Prospectus dated _______ ___, 2000. James
R. McNab, Jr. and Daniel R. Omstead, each with full power of substitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Special Meeting of Stockholders of Reprogenesis, Inc. (the "Company") to be held at the offices of the Company, 21 Erie Street, Cambridge, Massachusetts on _______ __, 2000 at ____ _.m., Boston Time, or any adjournment of such meeting, and to represent and vote all shares of capital stock of the Company that the undersigned is entitled to vote.

                                                  FOR    AGAINST   WITHHELD
1.    Approval and adoption of the Agreement and  [ ]      [ ]       [ ]
      Plan of Merger, dated as of February 14, 2000, by and among the Company, Creative
      BioMolecules, Inc., Ontogeny, Inc. and
      Curis, Inc., and the transactions
      contemplated thereby.

     This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

                (Continued, and to be signed, on the other side)

     This proxy is solicited on behalf of the Board of Directors. This proxy will be voted in accordance with the instructions specified above and, in the absence of such specifications, will be voted "FOR" Item 1. If any other business properly comes before the meeting or any adjournment thereof, this proxy will be voted in the discretion of the proxies named herein.

     Please mark, sign, date and return this proxy promptly using the enclosed envelope.


         Dated:_________________________________________________________________




         _______________________________________________________________________
         (Signature)



         _______________________________________________________________________
         (Signature if held jointly)




         _______________________________________________________________________
         (Printed Name)

         Please sign exactly as your stock is registered. Joint owners should each sign personally. Executors, administrators, trustees, etc. should so indicate when signing.